                                                                    EXHIBIT 10.7






                                  COMPASS BANK
                                [GRAPHIC OMITTED]










                           New Bedford, Massachusetts

                           INCENTIVE COMPENSATION PLAN

                                  JANUARY, 1999















                                                     APPROVED AND ADOPTED BY
                                                     THE EXECUTIVE COMMITTEE
                                                    OF THE BOARD OF DIRECTORS
                                                         MARCH 25, 1999

                                [GRAPHIC OMITTED]


                           New Bedford, Massachusetts

                                 INCENTIVE PLAN
                                 --------------

                                Table of Contents


                                                                                            Page
                                                                                            ----

Introduction and Highlights of Incentive Plan for 1999......................................3 - 4

INCENTIVE PLAN

Section I - Definitions.........................................................................4

Section II - Participation......................................................................5

Section III -Activating the Plan................................................................5

Section IV -  Calculation of Awards.............................................................5

Section V  -   Distribution of Awards...........................................................6

Section VI -  Plan Administration...............................................................6

Section VII -  Amendment, Modification, Suspension or Termination...............................6

Section VIII -  Effective Date of Plan..........................................................6

Section IX -  Employer Relation with Participants...............................................7

Section X -   Governing Law   ..................................................................7

Section XI -  President's Discretion............................................................7

1999 Performance Goals.................................................................Appendix A

Distribution of Awards.................................................................Appendix B



                               [GRAPHIC OMITTED]

INTRODUCTION AND HIGHLIGHTS OF INCENTIVE PLAN FOR 1999

         Thomas Warren and Associates has been retained by Compass Bank to develop an incentive plan. It is important to examine the benefits which accrue to the organization through the operation of the incentive plan. The plan covers all employees.

- PROVIDES MOTIVATION: The opportunity for incentive awards provides employees with the impetus to "stretch" for challenging, yet attainable, goals.

- PROVIDES RETENTION: by enhancing the Bank's competitive compensation posture.

- PROVIDES MANAGEMENT TEAM BUILDING: by making the incentive award dependent on the attainment of bank goals, a "team orientation" is fostered among all employees.

- PROVIDES COMPETITIVE COMPENSATION STRATEGY: The implementation of incentive arrangements is common in the banking industry today.


         The highlights of the incentive plan included in the following pages are as follows:

      1. The recommended plan is competitive compared with similar sized banks and the banking industry in general.

      2.    The Board of Directors controls all aspects of the Plan.

      3.    All employees are participants.

      4. The financial criteria necessary for plan operation consists of EPS and ROE goals.

      5. Incentive distributions range from 0% of base salary (did not meet goal) to 40% of base salary (maximum performance under plan).

      6. Award distribution would be made during first quarter 2000 for fiscal year end December 31, 1999 performance.

            7.    The categories of incentive plan participants are as follows:

                           Position                     Range of Bonus Awards
                           --------                     ---------------------

                  A.       President & CEO                    0% - 40%
                           Board of Directors

                  B.       Executive Officers                 0% - 30%

                  C.       Senior Officers                    0% - 25%

                  D.       Vice Presidents                    0% - 20%

                  E.       Other Officers/Exempt Employees    0% - 13%

                  F.       Non-exempt Employees                0% - 8%


         The Board of Directors of Compass Bank has established this Incentive Plan. The PURPOSE of the plan is to meet and exceed financial goals and to promote a superior level of performance relative to the Bank's competition in its market area. Through payment of incentive compensation beyond base salaries, the plan provides reward for meeting and exceeding the Bank's financial goals.


SECTION I -DEFINITIONS

   Various terms used in the plan are defined as follows:

   BASE SALARY:               The base salary at the end of the plan year for
                              all employees. Total fees including retainers and meeting fees for Board of Directors.

   BOARD OF DIRECTORS:        The Board of Directors of Compass Bank.

   PRESIDENT & CEO:           President and CEO of Compass Bank.

   MANAGEMENT PERFORMANCE GOALS:        Those pre-set objectives and goals which
                                        are required to activate distribution of awards under the plan.

   COMPENSATION:              The Compensation Committee of the Board of
                              Directors of the Bank.

   PLAN PARTICIPANT: An eligible employee of the Bank designated by the
                     President & CEO and approved by the Personnel Committee for participation for the Plan Year.

   PLAN YEAR:                 The fiscal year.

         EPS:                       Earnings per Share.
         ---
         ROE:                       Return on Equity.
         ---

Earnings are measured by Net Profit Return On Equity which is defined as the Bank's net profit stated as a percentage of average surplus outstanding exclusive of FAS 115 adjustments to capital and current year bonus accruals.

SECTION II -ELIGIBILITY TO PARTICIPATE

         To be eligible for an award under the plan, a plan participant must be in the full-time or part-time service of the Bank at the start and close of the fiscal year and be in the employ of the Bank when the award is paid out. However, if the active, full-time service with the Bank of a participant in the plan is terminated by death, disability, retirement, or if the participant is on an approved leave of absence, the President & CEO may recommend an award to such a participant based on the proportion of the plan year that he/she was in active service with the Bank. The President may recommend a prorated incentive award to an employee with less than one year's service.

SECTION III - ACTIVATING THE PLAN

         The operation of the plan is predicated on attaining and exceeding management performance goals. The goals will consist of EPS and ROE. The performance goals for the fiscal year are set forth in Appendix A.

SECTION IV - CALCULATION OF AWARDS

         The Compensation Committee designates a rate of distribution for the incentive awards as determined by this plan. The actual rate of distribution for each category of employees will be based upon Bank performance. The individual performance of each employee may also affect the dollar amount or percentage of the award granted to each recipient under this plan. The full Board of Directors will approve the final award distributions.

SECTION V - DISTRIBUTION OF AWARDS

         Distribution of awards will be made during first quarter 2000 following the end of the fiscal year. Distribution of the bonus award must be recommended by CEO and approved by the Compensation Committee. IN THE EVENT OF DEATH, any approved award as outlined in Section II for distribution will become payable to the designated beneficiary of the participant as recorded under the Bank's group life insurance program, or in the absence of valid designation, to the participant's estate.

SECTION VI - PLAN ADMINISTRATION

         The Board of Directors shall, with respect to the plan, have full power and authority to construe, interpret and manage, control and administer this plan, and to pass and decide upon cases in conformity with the objectives of the plan.

         Any decision made or action taken by the Bank or the Board of Directors, arising out of, or in connection with, the administration, interpretation, and effect of the plan shall be at their absolute discretion and will be conclusive and binding on all parties.

         No member of the Board of Directors or employee of the Bank shall be liable for any act or action hereunder, whether of omission or commission, by a plan participant or employee or by any agent to whom duties in connection with the administration of the plan have been delegated in accordance with the provision of the plan.

SECTION VII - AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

         The Bank reserves the right, by and through its Board of Directors to amend, modify, suspend, reinstate or terminate all or part of the plan at the end of any plan year. The Board of Directors will give prompt written notice to each participant of any amendment, suspension or termination or any material modification of the plan.

SECTION VIII - EFFECTIVE DATE OF THE PLAN

         The initial effective date of the plan shall be January 1, 1999 and January 1st of each year for succeeding plan years.


SECTION IX - EMPLOYER RELATION WITH PARTICIPANTS

         Neither establishment nor the maintenance of the plan shall be construed as conferring any legal rights upon any participant or any person for a continuation of employment, nor shall it interfere with the right of an employer to discharge any participant or otherwise deal with him/her without regard to the existence of the plan.

SECTION X - GOVERNING LAW

         Except to the extent pre-empted under federal law, the provisions of the plan shall be construed, administered and enforced in accordance with the domestic internal law of the State of Massachusetts.

         In the event of relevant changes in the Internal Revenue Code, related rulings and regulations, or changes imposed by other regulatory agencies affecting the continued appropriateness of the plan and awards made thereunder, the Board may, at its sole discretion, accelerate or change the manner of payments of any unpaid awards or amend the provisions of the plan.

SECTION XI - PRESIDENT'S DISCRETION

         The President & CEO will review the amounts to be awarded to individual participants in the incentive plan. No award will be made to a participant whose normal performance appraisal does not meet acceptable standards. The President may recommend to the Board of Directors an upward or downward adjustment to a bonus award if an individual recipients performance warrants. The Board of Directors may adjust the President & CEO's bonus award upward or downward if in their opinion the President & CEO's performance warrants. Under no circumstances should an upward adjustment exceed 20% for the President & CEO.

                               [GRAPHIC OMITTED]

                                   APPENDIX A


                           New Bedford, Massachusetts

                             1999 PERFORMANCE GOALS


         The Board of Directors has established the following performance goals for the 1999 plan year:


                         1.) ROE target of 8.05 to 9.73
                                  (50% of Plan)

                         2.) EPS target of $0.85 - $1.04

                            ending December 31, 1999
                                  (50% of Plan)

                                   APPENDIX B
                            COMPASS BANK FOR SAVINGS
                           NEW BEDFORD, MASSACHUSETTS

                            A: CEO & BOARD OF DIRECTORS

PERFORMANCE  EPS GOAL    AWARD BASED    ROE GOAL    AWARD BASED        TOTAL
  LEVEL     GOAL = 50%      ON EPS     GOAL = 50%     ON ROE           AWARD

       100%         0.85         5.00%         8.05        5.00%       10%
       110%         0.89         8.00%         8.39        8.00%       16%
       120%         0.93        11.00%         8.73       11.00%       22%
       130%         0.96        14.00%         9.06       14.00%       28%
       140%            1        17.00%         9.40       17.00%       34%
       150%         1.04        20.00%         9.73       20.00%       40%



                              B: EXECUTIVE OFFICERS

PERFORMANCE  EPS GOAL    AWARD BASED    ROE GOAL    AWARD BASED        TOTAL
  LEVEL     GOAL = 50%      ON EPS     GOAL = 50%     ON ROE           AWARD
       100%         0.85         5.00%         8.05        5.00%       10%
       110%         0.89         7.00%         8.39        7.00%       14%
       120%         0.93         9.00%         8.73        9.00%       18%
       130%         0.96        11.00%         9.06       11.00%       22%
       140%            1        13.00%         9.40       13.00%       26%
       150%         1.04        15.00%         9.73       15.00%       30%



C: SENIOR OFFICERS

PERFORMANCE  EPS GOAL    AWARD BASED    ROE GOAL    AWARD BASED        TOTAL
  LEVEL     GOAL = 50%      ON EPS     GOAL = 50%     ON ROE           AWARD
       100%         0.85         5.00%         8.05        5.00%       10%
       110%         0.89         6.50%         8.39        6.50%       13%
       120%         0.93         8.00%         8.73        8.00%       16%
       130%         0.96         9.50%         9.06        9.50%       19%
       140%            1        11.00%         9.40       11.00%       22%
       150%         1.04        12.50%         9.73       12.50%       25%

D: VICE PRESIDENTS

PERFORMANCE  EPS GOAL    AWARD BASED    ROE GOAL    AWARD BASED        TOTAL
  LEVEL     GOAL = 50%      ON EPS     GOAL = 50%     ON ROE           AWARD
       100%         0.85         5.00%         8.05        5.00%       10%
       110%         0.89         6.00%         8.39        6.00%       12%
       120%         0.93         7.00%         8.73        7.00%       14%
       130%         0.96         8.00%         9.06        8.00%       16%
       140%            1         9.00%         9.40        9.00%       18%
       150%         1.04        10.00%         9.73       10.00%       20%



E: OTHER OFFICERS AND EXEMPT


PERFORMANCE  EPS GOAL    AWARD BASED    ROE GOAL    AWARD BASED        TOTAL
  LEVEL     GOAL = 50%      ON EPS     GOAL = 50%     ON ROE           AWARD
       100%         0.85         4.00%         8.05        4.00%       8%
       110%         0.89         4.50%         8.39        4.50%       9%
       120%         0.93         5.00%         8.73        5.00%       10%
       130%         0.96         5.50%         9.06        5.50%       11%
       140%            1         6.00%         9.40        6.00%       12%
       150%         1.04         6.50%         9.73        6.50%       13%



F: NON-EXEMPT EMPLOYEES


PERFORMANCE  EPS GOAL    AWARD BASED    ROE GOAL    AWARD BASED        TOTAL
  LEVEL     GOAL = 50%      ON EPS     GOAL = 50%     ON ROE           AWARD
       100%         0.85         1.50%         8.05        1.50%       3%
       110%         0.89         2.00%         8.39        2.00%       4%
       120%         0.93         2.50%         8.73        2.50%       5%
       130%         0.96         3.00%         9.06        3.00%       6%
       140%            1         3.50%         9.40        3.50%       7%
       150%         1.04         4.00%         9.73        4.00%       8%
